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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 5, 2007

                           IRON MOUNTAIN INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                1-13045                             23-2588479
        (Commission File Number)        (IRS Employer Identification No.)

                               745 Atlantic Avenue
                           Boston, Massachusetts 02111
          (Address of principal executive offices, including zip code)

                                 (617) 535-4766
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

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ITEM 8.01.  OTHER EVENTS.

On March 5, 2007, we announced a proposed offering of C$175 million in aggregate principal amount of CAD Senior Subordinated Notes due 2019 by our wholly owned subsidiary, Iron Mountain Nova Scotia Funding Company. The notes will be fully and unconditionally guaranteed by Iron Mountain Incorporated ("IMI") and certain of its wholly owned subsidiaries. The net proceeds from the offering will be used to repay a portion of the amounts outstanding under IMI's existing term loan facility. The exact terms and timing of the offering will depend upon market conditions and other factors. A copy of our press release announcing debt offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The notes are being offered only to qualified institutional buyers under Rule 144A and to persons outside the United States pursuant to Regulation S. The securities to be offered have not been registered under the Securities Act of 1933, as amended, or applicable securities laws, and until so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

99.1 Press Release of Iron Mountain Incorporated dated March 5, 2007 (filed herewith).

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          IRON MOUNTAIN INCORPORATED
                                          (Registrant)


                                          By:    /s/ John F. Kenny, Jr.
                                                 -------------------------------
                                          Name:  John F. Kenny, Jr.
                                          Title: EVP and Chief Financial Officer

Date: March 5, 2007